Exhibit 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Video Without Boundaries, Inc. (the "Company") on Form 10-QSB, as amended, for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, V. Jeffrey Harrell, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.



                                                Video Without Boundaries, Inc.

October 21, 2005                                By: /s/ V. JEFFREY HARRELL
                                                    ---------------------------
                                                    V. Jeffrey
                                                    Harrell, President & CEO